Sub-Item 77I: Terms of New or Amended Securities

Effective June 27, 2016, the Goldman Sachs Global Infrastructure Fund (the Fund) commenced offering Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 568 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 27, 2016 (Accession No. 0001193125-16-632931), which is incorporated herein by reference.